Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF FORWARD AIR CORPORATION
February 7, 2023
ARTICLE I

SHAREHOLDERS

Section 1.1    Place of Meeting. Meetings of the shareholders of Forward Air Corporation (the “Corporation”) shall be held at the principal office of the Corporation in the State of Tennessee or at such other place, if any, within or without the State of Tennessee as may be determined by the board of directors of the Corporation (the “Board of Directors” or the “Board”). The Board of Directors may, in its sole discretion, determine that a meeting of the shareholders shall not be held at any place but may instead be held by means of remote communication, as authorized by the Tennessee Business Corporation Act, as amended (the “Business Corporation Act”).
Section 1.2    Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on a date and at a time and place, if any, as may be determined by the Board and as shall be designated in the notice of such meeting. The purpose of the annual meeting shall be to elect directors and transact such other business as may properly be brought before the meeting in accordance with these Amended and Restated Bylaws (these “Bylaws”).
Section 1.3    Special Meetings.
(i)    Generally. Special meetings of the shareholders shall be held upon call of a majority of the Board of Directors, or, subject to the provisions of these Bylaws and unless the charter of the Corporation (the “Charter”) otherwise provides, upon written demand(s) signed, dated and delivered to the Secretary of the Corporation by an Eligible Holder (as defined below) or group of Eligible Holders holding at least ten percent (10%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote on any issue proposed to be considered at such meeting (the “Special Meeting Percentage”). Only such business shall be conducted at a special meeting of shareholders as shall have been brought before such special meeting pursuant to the Corporation’s notice of meeting. “Eligible Holder” means any record holder of the shares of capital stock of the Corporation then entitled to vote for the election of directors that (i) is making such request on its own behalf (and not on behalf of a beneficial owner of such stock) or (ii) is making such request on behalf of a beneficial owner of such capital stock; provided that, in the case of this clause (ii), such request must be accompanied by proof of such beneficial ownership in a form that would be sufficient to prove eligibility to submit a shareholder proposal under paragraph (b) of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (such act, and any successor statute thereto, and the rules and regulations promulgated thereunder are collectively referred to herein as the “Exchange Act”), or any successor rule.
(ii)    Shareholder Requested Special Meetings.
(a)    Any Eligible Holder seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall (1) set forth the purpose of the meeting and the matters proposed to be acted on at it

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(including the exact text of any such proposal or business, the text of any proposed resolutions and any proposed director(s) to be nominated or removed, as applicable), (2) be signed by one or more Eligible Holders as of the date of signature (or their agents duly authorized in writing), (3) bear the date of signature of each such Eligible Holder (or such agent) and (4) contain all the information required by Section 1.14(iii) or Section 2.4(iii) of these Bylaws (as applicable) relating to the Eligible Holder, nominees for director (if applicable) or any proposal of other business to be considered at such special meeting (assuming the Eligible Holder was a shareholder making a director nomination or proposal for other business at an annual meeting of shareholders in accordance with Section 1.14(iii) or Section 2.4(iii)). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement (as permitted by law) of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary of the Corporation.
(b)    In order for any shareholder to request a special meeting of the shareholders, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) shall be (1) made in accordance with the requirements of this Section 1.3(ii)(b), (2) signed by Eligible Holders (or their agents duly authorized in writing) as of the Request Record Date entitled to cast at least the Special Meeting Percentage of all of the votes entitled to be cast at such meeting, (3) sent to the Secretary of the Corporation by registered mail, return receipt requested and (4) received by the Secretary of the Corporation between the Request Record Date and sixty (60) days thereafter. In determining whether Special Meeting Requests have been received from Eligible Holders of at least the Special Meeting Percentage, multiple requests to call a special meeting will not be considered together if they relate to different items of business, including any deviations in the text of such proposal, business or resolution or any deviations in the proposed director(s) to be nominated or removed. A Special Meeting Request shall be ineffective if (1) it relates to an item of business that is not a proper subject for shareholder action under applicable law, (2) it relates to an item of business that is not a proper subject for shareholder action under the Corporation’s Charter or these Bylaws, (3) such request is delivered between the 61st day and 365th day after the earliest date of signature on an effective Special Meeting Request that has been delivered to the Secretary of the Corporation relating to an item of business (other than the election of directors) that is identical or substantially similar (a “Similar Item”) to an item of business included in such request, (4) a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the 90th day after the Secretary of the Corporation receives such Special Meeting Request or (5) a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of the Corporation of such request. In addition, the Special Meeting Request shall (1) set forth the purpose of the meeting and the matters proposed (including the exact text of any such proposal or business, the text of any proposed resolutions and any proposed director(s) to be nominated or removed, as applicable) to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary of the Corporation), (2) bear the date of signature of each such Eligible Holder (or such agent) signing the Special Meeting Request, (3) contain the information required by Section 1.14(iii) or Section 2.4(iii) of these Bylaws (as applicable) relating to the Eligible Holder, nominees for director (if applicable) or any proposal of other business to be

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considered at such special meeting (assuming the Eligible Holder was a shareholder making a director nomination or proposal for other business at an annual meeting of shareholders in accordance with Section 1.14(iii) or Section 2.4(iii)) and (4) set forth the name and address, as they appear in the Corporation’s books, of each Eligible Holder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned of record or beneficially by each such Eligible Holder, and the nominee holder for, and number of, shares owned by such Eligible Holder beneficially but not of record. The Eligible Holders shall promptly update and supplement the information provided to the Corporation in the Special Meeting Request as needed, so that such information shall be true and correct as of the Meeting Record Date (as defined below) and as of the date that is ten (10) Business Days before the Shareholder Requested Meeting (as defined below) or any adjournment or postponement thereof. Any requesting shareholder may revoke his, her or its Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary of the Corporation; provided that if any such revocations are received by the Secretary of the Corporation and, as a result of such revocation, there are no longer unrevoked Special Meeting Requests from Eligible Holders of at least the Special Meeting Percentage, the Board shall have the discretion to determine whether or not to revoke the notice of meeting. Any Special Meeting Request received after a revocation by the Secretary of the Corporation of a notice of a meeting shall be considered a request for a new special meeting.
(c)    The Board shall determine in good faith whether a purported Special Meeting Request satisfies the requirements set forth in Section 1.3(ii)(b), and the Secretary of the Corporation shall determine in good faith whether all other requirements set forth in Section 1.3 have been satisfied; provided that the Chairman of the Board of Directors, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary of the Corporation. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the Secretary until the earlier of (i) five (5) days after actual receipt by the Secretary of the Corporation of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary of the Corporation represent at least the Special Meeting Percentage of the issued and outstanding shares of stock that would be entitled to vote at such meeting. If the Board of Directors, the Secretary of the Corporation or the independent inspectors determine that the Special Meeting Request was not properly made in accordance with Section 1.3, then the Secretary of the Corporation shall not be required to call such requested special meeting and such meeting shall not be held. Any determination made pursuant to this Section 1.3(ii)(c) shall be binding on the Corporation and its shareholders.
(d)    Upon the determination that a Special Meeting Request satisfies the requirements of Section 1.3(ii), the Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon a Special Meeting Request and such meeting shall not be held unless, in addition to the documents required by this Section 1.3(ii), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting (the date of such receipt, the “Delivery Date”).
(e)    In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting

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shall be held at such place (or in lieu of a place, by means of remote communication), date and time as may be designated by the Board of Directors; provided, however, that the date of any Shareholder Requested Meeting shall be not more than seventy (70) days nor less than ten (10) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the Delivery Date, a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 70th day after the Meeting Record Date or, if such 70th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place (or in lieu of a place, a means of remote communication) for a Shareholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.
(f)    Business transacted at the Shareholder Requested Meeting shall be limited to the proposals set forth in the notice of meeting; provided that the Board may submit its own proposal or proposals for consideration by including them in the notice of meeting. If none of the Eligible Holders who submitted a Special Meeting Request appears or sends a duly authorized agent to the Shareholder Requested Meeting, the Corporation need not present such matters for a vote.
(g)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Tennessee are authorized or obligated by law or executive order to close.
Section 1.4    Notice of Meetings. The notice of all meetings of shareholders shall be given in writing, by electronic transmission or by any other means allowed by the Business Corporation Act in accordance with the provisions thereof, shall state the date, time and place (or in lieu of a place, a means of remote communication) of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in is sole discretion pursuant to the Business Corporation Act), and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting should state that the meeting is called for the election of directors and for the transaction of such other business as may properly come before the meeting and shall state the purpose or purposes of the meeting if any other action is to be taken at such annual meeting which could be taken at a special meeting. The notice of a special meeting shall, in all instances, indicate that it is being issued by or at the direction of the person or persons calling the meeting and state the purpose or purposes for which the meeting is called. Notice of any meeting shall be given to shareholders entitled to vote at the meeting not less than ten (10) days nor more than two (2) months before the date of the meeting, to each shareholder at such shareholder’s record address or at such other address which such shareholder may have furnished in writing to the Secretary of the Corporation. If a meeting is adjourned to another time or place and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date

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more than four (4) months after the date fixed for the original meeting. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. Notice of a meeting need not be given to any shareholder who submits to the Corporation for inclusion in the minutes or filing with the corporate records a signed waiver of notice, in person or by proxy, before or after the meeting. The attendance of a shareholder at a meeting without objection at the beginning of the meeting (or promptly upon his arrival) to the lack of notice or defective notice of such meeting shall constitute a waiver of notice by such shareholder. Any previously scheduled annual meeting of the Corporation’s shareholders may be postponed, and any previously scheduled special meeting of the Corporation’s shareholders may be postponed or canceled, by resolution of the Board of Directors upon public notice (as permitted by law) given prior to the time previously scheduled for such meeting of shareholders.
Section 1.5    Quorum. The holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or by proxy, shall, except as otherwise provided by law or the Charter, constitute a quorum at a meeting of shareholders, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder or for adjournment of the meeting unless a new record date is or must be set for the meeting.
Section 1.6    Conduct of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman of the Board is not present, by the Lead Independent Director, if any, or if the Lead Independent Director is not present, by the President, or, if the President is not present, by a Vice President, or, if neither the Chairman of the Board, the Lead Independent Director, the President nor a Vice President is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding over the meeting shall choose any person present to act as secretary of the meeting.
Section 1.7    Voting. For each share of the capital stock of the Corporation registered in his name on the books of the Corporation the holder thereof shall have the number of votes per share specified in the Charter. Whenever under the provisions of the Charter any shareholder is entitled to more or less than one (1) vote for any share of capital stock of the Corporation held by such shareholder, every reference in these Bylaws to a plurality or other proportion of stock shall refer to such plurality or other proportion of the votes of such stock. At each meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy, which proxy must be authorized in accordance with the Business Corporation Act, and bearing a date not more than eleven (11) months prior to such meeting, unless such instrument provides for a longer period. Every shareholder entitled to vote at any meeting may so vote by proxy and shall be entitled to one (1) vote for each share entitled to vote and held by such shareholder. At all elections of directors the voting may, but need not, be by ballot and a plurality of the votes cast thereat shall elect, except as otherwise required by law or the Charter. Except as otherwise required by law, or the Charter, any other action shall be authorized by a majority of the votes cast. Votes cast on a matter shall include votes against such matter and shall exclude abstentions and broker non-votes with respect to such matter, but abstentions and broker non-votes will be considered for purposes of establishing a quorum.
Section 1.8    Record Date. Subject to Section 1.3 and Section 1.12 of these Bylaws, for the purpose of determining the shareholders entitled to notice of, to demand a special meeting, to vote or take any other action at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any

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rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of, to demand a special meeting, to vote or take any other action at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held.
The record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of, to demand a special meeting, to vote or take any other action at any meeting of shareholders has been made as provided in this Section 1.8, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section 1.8 for the adjourned meeting; provided, however, if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting, the Board of Directors shall fix a new record date.
Section 1.9    Shareholder Lists. An alphabetical list by voting group, and within each voting group by class or series of shares, of each shareholder’s name, address and share ownership entitled to notice of a shareholders’ meeting as of the record date, certified by the Secretary or other officer responsible for its preparation, or by the transfer agent, if any, shall be available for inspection by any shareholder, beginning two (2) Business Days after notice of the meeting is given for which the list was prepared and continuing through the meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.
Section 1.10    Proxy Representation. Every shareholder may authorize another person or persons to act for such shareholder by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be authorized in accordance with the Business Corporation Act. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Act. A shareholder may revoke any proxy that is not irrevocable by attending the applicable meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date not later than the time designated in the order of business for so delivering such proxies. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
Section 1.11    Inspectors. At all meetings of shareholders, the proxies and ballots shall be received, taken in charge and examined, and all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of proxies and of votes shall be decided by two (2) inspectors of election. Such inspectors of election together with one alternate to serve in the event of death, inability or refusal by any of such inspectors of election to serve at

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the meeting, shall be appointed by the Board of Directors, or, if no such appointment or appointments shall have been made, then by the presiding officer at the meeting. If for any reason the inspectors of election so appointed shall fail to attend, or refuse or be unable to serve, a substitute or substitutes shall be appointed to serve as inspector or inspectors of election, in their place or stead, by the presiding officer at the meeting. No director or candidate for the office of director shall be appointed as an inspector. Each inspector shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate as to any fact found by them. Each inspector shall be entitled to reasonable compensation for such inspector’s services, to be paid by the Corporation.
Section 1.12    Actions Without Meetings. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon; unless some number less than all of the holders of all of the outstanding shares is required by applicable law or the Charter. This section shall not be construed to alter or modify any provision of law or of the Charter under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.
Section 1.13    Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares, when the Corporation is authorized to issue only one (1) class of shares, and such reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Charter confers such rights, where there are two (2) or more classes or series of shares, or upon which or upon whom the Business Corporation Act confers such rights, notwithstanding that the Charter may provide for more than one (1) class or series of shares, one (1) or more of which are limited or denied such rights thereunder.
Section 1.14    Advance Notice Provisions for Business to be Transacted at Annual Meeting.
(i)    No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is shareholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.
(ii) A shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s

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annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
(iii) A shareholder’s notice to the Secretary must be in writing and set forth as to each matter such shareholder proposes to bring before the annual meeting: (a) a brief description (including the exact text of any such proposal or business, any proposed resolutions or any proposed amendment of these Bylaws) of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address of (1) such shareholder as they appear on the Corporation’s books and of (2) the beneficial owner, if any, on whose behalf the proposal is made or any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the shareholder or such beneficial owner (each, a “Shareholder Associated Person”); (c) the following information regarding the shareholder, any beneficial owner and any Shareholder Associated Person, including, where applicable, a description of all economic terms, copies of all agreements and other documents and the names and details of all counterparties, which shall be promptly updated and supplemented in writing by the shareholder so that such information shall be true and correct as of the Meeting Record Date and as of the date that is ten (10) Business Days before the Shareholder Requested Meeting or any adjournment or postponement thereof: (1) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by such shareholder, beneficial owner or Shareholder Associated Person; (2) any option, warrant, convertible security, stock appreciation right, other derivatives, or similar rights, agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying security of the Corporation or otherwise, that is owned directly or indirectly, beneficially or of record by such shareholder, beneficial owner or Shareholder Associated Person, and any other direct or indirect opportunity of such shareholder, beneficial owner or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such shareholder, beneficial owner or Shareholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such person may have entered into other transactions that hedge the economic effect of such interest (each, a “Derivative Instrument”); (3) any proxy, contract, agreement, arrangement, understanding, or relationship among such shareholder, beneficial owner, Shareholder Associated Person or any other person or persons (A) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any capital stock of the Corporation, (B) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing the voting power of, or that contemplates any person voting together with, any such shareholder, beneficial owner or Shareholder Associated Person with respect to any shares of the capital stock of the Corporation or any business proposed by the shareholder; and (D) otherwise in connection with the proposal of such business (each, a “Voting Agreement”); (4) any opportunity, direct or indirect, through any contract, arrangement, understanding, relationship or otherwise, for the shareholder, beneficial owner or Shareholder Associated Person to profit or share in any profit derived from any decrease in the value of any of the Corporation’s securities (a “Short Interest”); (5) any

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rights to dividends on the shares of the Corporation owned beneficially by such shareholder, beneficial owner or Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, beneficial owner or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) to which such shareholder, beneficial owner or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or Shareholder Associated Person’s immediate family sharing the same household; (8) any material interest of such shareholder, beneficial owner or Shareholder Associated Person in such business; (9) a list of all transactions by such shareholder, beneficial owner or Shareholder Associated Person involving any securities of the Corporation or any Derivative Instruments, Voting Agreements or similar arrangements within the six-month period prior to the date of the notice; and (10) any other information relating to the shareholder, beneficial owner or Shareholder Associated Person that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder; and (d) a representation that such shareholder, beneficial owner or Shareholder Associated Person intends (1) to appear in person or by proxy at the annual meeting to bring such business before the meeting and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such business or otherwise solicit proxies or votes from shareholders in support of such proposal.
(iv)     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.14 or in Section 2.4; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.14 or in Section 2.4 shall be deemed to preclude discussion by any shareholder of any such business. Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the annual meeting shall declare to the meeting that business proposed by a shareholder to be brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(a)    such business was not properly brought before the annual meeting in accordance with the provisions set forth herein or if the shareholder shall have failed to comply with its obligations under this Section 1.14, including, but not limited to, by breaching any of the representations, agreements or undertakings required hereunder;
(b)    such shareholder shall have provided information to the Corporation in respect of such business that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; or
(c)    such shareholder does not appear in person or by proxy at the annual meeting to bring such business before the meeting.
(v)    No adjournment or postponement of a meeting of shareholders shall commence a new period (or extend any period) for the giving of notice of a shareholder proposal hereunder with respect to such meeting.

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ARTICLE II

DIRECTORS
Section 2.1    Functions and Definition. The business of the Corporation shall be managed under the direction of its Board of Directors. The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.
Section 2.2    Qualification and Number. Each director shall be at least eighteen (18) years of age. A director need not be a shareholder, a citizen of the United States, nor a resident of the State of Tennessee. Unless the Board of Directors determines otherwise, to be eligible to be a nominee for election or reelection as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the Board of Directors) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) intends to serve as a director of the Corporation for the full term for which such nominee is to stand for election and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors. The number of directors constituting the entire Board of Directors shall be not less than the number required by law; such number may be fixed from time to time by action of the Board of Directors or of the shareholders. The number of directors may be increased or decreased by action of the Board of Directors or shareholders, provided that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.
Section 2.3    Election and Term. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors, the creation of newly created directorships and to fill any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the directors then in office or, if there is only one remaining director in office, by such sole remaining director, although less than a quorum exists, or as otherwise required or permitted by applicable law. Any director elected in accordance with the preceding sentence of this Section 2.3 shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified.

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Section 2.4    Advance Notice Provisions for Election of Directors.
(i)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section. The number of nominees a shareholder may nominate at a meeting (or in the case of a shareholder giving notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at a meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.
(ii)A shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.
(iii)A shareholder’s notice to the Secretary must be in writing and set forth the following information, which shall be promptly updated and supplemented in writing by the shareholder, as needed, so that such information shall be true and correct as of the record date and as of the date that is ten (10) Business Days before the meeting or any adjournment or postponement thereof:
(a) as to each person whom the shareholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder; (2) the signed written consent of each proposed nominee being named as a nominee in any proxy statement and other proxy materials for the applicable meeting and to serving as a director if so elected; and (3) the completed and signed director questionnaire and representation and agreement, each as required under Section 2.2;
(b)as to the shareholder giving the notice, including, where applicable, a description of all economic terms, copies of all agreements and other documents, and the names and details of all counterparties, (1) the name and address of such shareholder as they appear on the Corporation’s books, of any beneficial owner and of any Shareholder Associated Person; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by such shareholder, beneficial

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owner or Shareholder Associated Person; (3) any Derivative Instrument that is owned, directly or indirectly, beneficially or of record by such shareholder, beneficial owner or Shareholder Associated Person; (4) any Voting Agreement in connection with proposing such nomination or nominees for election to the Board of Directors, including all arrangements or understandings among such shareholder, beneficial owner or Shareholder Associated Person, each proposed nominee, and any other party; (5) any Short Interest in any security of the Corporation; (6) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, beneficial owner or Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation; (7) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, beneficial owner or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (8) any performance-related fees (other than an asset-based fee) to which such shareholder, beneficial owner or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s, beneficial owner’s or Shareholder Associated Person’s immediate family sharing the same household; (9) any material interest of such shareholder, beneficial owner or Shareholder Associated Person in such nomination; and (10) any other information relating to the shareholder, beneficial owner or Shareholder Associated Person that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder;
(c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such shareholder, beneficial owner or Shareholder Associated Person, any such proposed nominee or his respective affiliates and associates (each defined under Regulation 12B of the Exchange Act (or any successor provision thereto)), or others acting in concert therewith, including all information required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision thereto) if the shareholder making the nomination, any beneficial owner and any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(d)a representation that the shareholder, beneficial owner or Shareholder Associated Person intends (1) to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (2) to (A) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of the nominees, (B) include a statement to that effect in its proxy statement and/or the form of proxy, (C) otherwise comply with Rule 14a-19 promulgated under the Exchange Act, and (D) provide the Secretary of the Corporation not less than seven days prior to the applicable meeting or any adjournment, rescheduling or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such shareholder, beneficial owner or Shareholder Associated Person complied with such representations.

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(iv)No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.
(v)Except as otherwise provided by law, the Charter or these Bylaws, the Board of Directors or, during the annual meeting of shareholders or a special meeting of the shareholders, as applicable, the chairman of such meeting shall declare a nomination by any shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(a)such nomination was not made in accordance with the procedures set forth herein or if such shareholder shall have failed to comply with its obligations under this Section 2.4 or Section 2.2, including, but not limited to, by breaching any of the representations, agreements or undertakings required hereunder or thereunder;
(b)such nominee or the applicable shareholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; or
(c)such shareholder does not appear in person or by proxy at the annual meeting or special meeting, as applicable, to present any nomination pursuant to this Section 2.4.
(vi)In the event that any information or communications provided by a nominating shareholder or a nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each such shareholder or nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any defect or limit the rights of the Board of Directors to determine any such nomination to be invalid.
(vii)No adjournment or postponement of a meeting of shareholders shall commence a new period (or extend any period) for the giving of notice of a shareholder proposal hereunder with respect to such meeting.
(viii)If a shareholder, beneficial owner or Shareholder Associated Person that intends to solicit proxies in support of director nominees other than the Corporation’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to Section 2.4(iii)(d), such shareholder, beneficial owner or Shareholder Associated Person shall inform the Corporation of this change by delivering in writing to the Secretary of the Corporation no later than two (2) business days after such change.
Section 2.5    Chairman of the Board. The Board of Directors, after the election thereof held in each year, may elect a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors at which he or she shall be present and shall furnish advice and counsel to the Board of Directors. The Chairman of the Board shall exercise the powers and perform the duties usual to a chairman of the board of a corporation, and shall have such other powers and duties as may be assigned to him by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors.

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Section 2.6    Lead Independent Director. In the event that the Board of Directors elects a Chairman of the Board who is an employee of the Corporation, the Board will elect a Lead Independent Director to furnish advice and counsel to the Board of Directors and to perform such duties as assigned to him or her by the Board of Directors.
Section 2.7    Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place (or in lieu of a place, by means of remote communication). Except as herein otherwise provided, the vote of a majority of the directors present at the time of the vote, at a meeting duly assembled, a quorum being present at such time, shall be the act of the Board of Directors.
Section 2.8    Meetings; Notice. Meetings of the Board of Directors shall be held at such place (or in lieu of a place, by means of remote communication) within or without the State of Tennessee as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. The Board of Directors may determine that a meeting of the Board shall not be held at any place but may instead be held by means of remote communication, as authorized by the Business Corporation Act. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, if any, the Lead Independent Director, if any the President, the Secretary or any two (2) directors. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least two (2) days in advance of the meeting, (ii) sending a facsimile to the director’s last known facsimile number, or delivering written notice by hand to the director’s last known business or home address, at least two (2) days in advance of the meeting, or (iii) mailing written notice to the director’s last known business or home address at least two (2) days in advance of the meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting is held (or in lieu of a place, by means of remote communication). Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Any requirement of furnishing a notice shall be waived by any director who signs and delivers to the Corporation a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to the director. The notice of any meeting need not specify the purpose of the meeting, and any and all business may be transacted at such meeting.
Section 2.9    Conduct of Meetings. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors, and in the Chairman’s absence or inability to act, the Lead Independent Director, if any, shall preside, and in the Lead Independent Director’s absence or inability to act, the President shall preside, and in the President’s absence or inability to act, such person as may be chosen by a majority of the directors present shall preside.
Section 2.10    Committees. By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number one (1) or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law. A majority of any such committee may determine its action and fix the time and place, if any, of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, to designate alternate members of, or to discharge any such committee. All actions of the Executive Committee shall be recorded in the minutes of such committee and reported to the Board of Directors at its meeting next succeeding such

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action. All actions of other committees shall be recorded in the minutes of each such committee and reported to the Board of Directors (or in the case of committees appointed by the Executive Committee, to the Executive Committee) at its meeting next succeeding such action. The Board of Directors may allow members of the Executive Committee or any other committee designated by the Board of Directors or the Executive Committee a fixed fee and expenses of attendance for attendance at meetings of such committee. Members of such committees may also receive stated fees for their services as committee members as determined by the Board of Directors. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity as officer, agent or otherwise, and receiving compensation therefor.
Section 2.11    Compensation of Directors. The Board of Directors may, by resolution, provide for payment to directors of a fee for their services as directors, without regard for attendance at meetings of the Board, and for payment of expenses for attendance at such meetings. Nothing herein contained shall be construed as precluding any director from serving the Corporation in any other capacity as member of a committee, officer, agent or otherwise and receiving compensation therefor.
Section 2.12    Honorary Directors. The Board of Directors may from time to time name, in its discretion, any director who shall have resigned or shall have declined nomination for a further term, an Honorary Director for such term as the Board of Directors by resolution shall establish. An Honorary Director may, at the invitation of the Chairman of the Board, attend meetings of the Board of Directors. Honorary Directors shall not be entitled to vote on any business coming before the Board of Directors nor shall any Honorary Director be counted for the purpose of determining the number necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever. The termination of any person’s relationship with the Corporation as Honorary Director shall not be deemed to create a vacancy in the position of Honorary Director. By resolution of the Board of Directors a fixed annual fee may be allowed to an Honorary Director. Honorary Directors shall not be directors of the Corporation and shall not have rights, privileges or powers other than those specifically provided in this Section 2.11 or as may be specifically given or assigned by the Board of Directors.
Section 2.13    Dividends. Subject always to the provisions of law and the Charter, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to the Corporation’s shareholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and neither the Board of Directors nor the Corporation shall be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 2.14    Resignation; Removal of Directors. A director may resign at any time upon delivery of written notice to the Board of Directors, Chairman of the Board, Lead Independent Director, President or the Corporation. Such resignation shall be effective upon delivery unless the notice specifies a later effective date. At any special meeting of the shareholders, duly called as provided in these Bylaws, any director or directors may be removed from office by the shareholders, with or without cause, and such director’s successor or

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directors’ successors may be elected at such meeting. Any director may be removed at any time for cause by an affirmative vote of a majority of the entire Board of Directors.
Section 2.15    Actions Without Meetings. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if (A) each member of the Board of Directors or of any such committee signs a written consent describing the action to be taken, including each director’s vote or abstention on the action and delivers such consent to the Corporation and (B) the action receives the affirmative vote of the number of directors that would be sufficient to authorize or take the action at a meeting of the board or committee. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.
Section 2.16    Electronic Communication. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 2.17    Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE III

OFFICERS
Section 3.1    Election. The Board of Directors promptly after the election thereof held in each year, shall elect the officers of the Corporation, which shall include a President and a Secretary, and which may include a Chief Executive Officer, one (1) or more Vice Presidents, a Treasurer, and a Controller, and may also include Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers, agents and employees as the Board may from time to time deem proper, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors shall fix the salaries of the President, the Chief Executive Officer, the Vice Presidents, the Treasurer, the Controller and the Secretary. Unless fixed by the Board of Directors or a committee thereof, the salaries of all other officers, agents and employees shall be fixed by the Chief Executive Officer. Any two (2) or more offices may be held by the same person except the offices of President and Secretary.
Section 3.2    Term. The term of office of all officers shall be until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.
Section 3.3    Duties. The officers of the Corporation shall each have such powers and duties as are set forth in these Bylaws and such additional powers and duties as from time to time may be conferred upon them by the Board of Directors, and, subject thereto, such powers and duties as generally pertain to their respective offices, and the Board of Directors may from time to time impose and confer any or all of the powers and duties hereinafter specifically prescribed for any officer upon any other officer or officers.

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Section 3.4    Resignation; Removal of Officers. An officer may resign at any time upon delivery of notice to the Corporation. Such resignation shall be effective upon delivery unless the notice specifies a later effective date. In the event that an officer specifies in his notice a later effective date, and the Corporation accepts the future effective date, the Board may fill the pending vacancy prior to the effective date; provided, however, that the Board designates that the successor officer does not take office until such effective date. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. Further, any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.
Section 3.5    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and direct the business, affairs and property of the Corporation. The Chief Executive Officer shall exercise the powers and perform the duties usual to a chief executive officer and shall have such other powers and duties as may be assigned to him or her from time to time by the Board of Directors. In the absence of a Chairman of the Board or a Lead Independent Director, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors.
Section 3.6    President. The President, in the absence of a Chairman of the Board, a Lead Independent Director or a Chief Executive Officer, shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present. The President shall be the Chief Operating Officer and shall direct the operations of the business of the Corporation, and report to the Chief Executive Officer. In the absence of a Chief Executive Officer, a Chairman of the Board or a Lead Independent Director, the President shall report directly to the Board of Directors. In the absence of a Chief Executive Officer, and in the event the Board of Directors has not vested such powers in a Chairman of the Board or a Lead Independent Director, the President shall be the Chief Executive Officer. He shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.
Section 3.7    Vice Presidents. The Vice Presidents shall be of such number and shall have such titles of designation as may be determined from time to time by the Board of Directors. They shall perform such duties as may be assigned to them, respectively, from time to time by the Board of Directors.
Section 3.8    Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in the case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the directors or shareholders upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of shareholders, the Board of Directors and Executive Committee in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Board of Directors or the Chief Executive Officer. The Secretary shall have the custody of the records and the seal, if any, of the Corporation. The Secretary shall affix the seal, if any, to any instrument requiring it, when signed by a duly authorized officer or v hen specifically authorized by the Board of Directors or the Chairman of the Board, and attest the same. In the absence or incapacity of the Secretary, any Assistant Secretary may affix the seal, if any, to any such instrument and attest the same.
Section 3.9    Assistant Secretaries. The Assistant Secretaries shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors the Chief Executive Officer or the Secretary.
Section 3.10    Treasurer. The Treasurer shall be responsible for establishing and executing programs providing for long and short term financing needs of the Corporation. The

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Treasurer shall establish policies for the receipt, custody and disbursement of the Corporation’s monies and securities, and for investment of the Corporation’s funds. The Treasurer shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.
Section 3.11    Assistant Treasurers. The Assistant Treasurers shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors the Chief Executive Officer or the Treasurer.
Section 3.12    Controller. The Controller shall be responsible for the development and maintenance of accounting policies and systems properly to record, report and interpret the financial position and the results of operations of the Corporation. The Controller shall be responsible for development and maintenance of adequate plans for the financial control of operations and the protection of the assets of the Corporation. The Controller shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.
Section 3.13    Assistant Controllers. The Assistant Controllers shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the Controller.
Section 3.14    Presiding Officer at Meetings of the Shareholders and Board of Directors. The presiding officer at any meeting of the shareholders or the Board of Directors at which the Chairman of the Board, the Lead Independent Director and the Chief Executive Officer are absent shall be the President, or such other officer designated to so preside by the Chairman of the Board or Lead Independent Director, if any. If the Chairman of the Board or Lead Independent Director, for any reason, shall not have designated any officer to preside at any such meeting, then the Chief Executive Officer or President shall preside. In the event that both the Chief Executive Officer and President shall be absent, then the Executive Vice President-Finance, if there be such an officer, and he is a member of the Board, shall preside. If the Executive Vice President-Finance shall also be absent or if there be no such officer, then the most senior (in terms of time served in the office of Executive Vice President) of the other Executive Vice Presidents, if there be such an officer, and he or she is a member of the Board, shall preside.
Section 3.15    Corporation as Security Holder. Unless otherwise ordered by the Board of Directors, the President, or, in the event of the President’s inability to act, the Vice President designated by the Board of Directors to act in the absence of the President or, in the absence of such designation, in the order of such Vice President’s seniority, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE IV
CERTIFICATED AND UNCERTIFICATED SHARES

Section 4.1    Share Certificates and Uncertificated Shares. The shares of the Corporation’s stock may be certificated or un-certificated, as provided under the Business Corporation Act, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of

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Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder. Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Tennessee, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. Where applicable, any certificate issued to any shareholder of the Corporation shall also either summarize the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series) or conspicuously state that the Corporation will furnish such information to the shareholder upon written request. Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.
Within a reasonable time after the issuance or transfer of un-certificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Tennessee, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Charter, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. The written notice shall also set forth any the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series).
The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation.
Section 4.2    Transfer of Shares. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and upon the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid, except as the Business Corporation Act may otherwise permit. Upon the receipt of proper transfer instructions from the registered owner of un-certificated shares, such un-certificated shares shall be cancelled, issuance of new equivalent un-certificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.
Section 4.3    Fractional Shares. The Corporation may issue certificated or un-certificated shares for fractions of a share where necessary to effect transactions authorized by the Business Corporation Act which shall entitle the holder, in proportion to such holder’s fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or the Corporation may pay in cash the value of fractions of a share as of the time when those entitled to receive such fractions is determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

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Section 4.4    Replacement Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) un-certificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.
Section 4.5    Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Tennessee.
ARTICLE V

FISCAL YEAR
The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.
ARTICLE VI

CORPORATE SEAL
The Corporation may, but shall not be required to, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of such corporate seal.
ARTICLE VII

INDEMNIFICATION
Section 7.1    Right to Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. To the fullest extent permitted by applicable law, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. The Corporation, in its sole discretion, may (but need not) provide its non-officer employees rights to indemnification or advancement of expenses to such extent and under such circumstances as the Board of Directors may determine from time to time.

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For purposes of this article, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service “at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.
Section 7.2    Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section 7.1 or incurred by any Indemnitee in connection with any Proceeding referred to in Section 7.1 to the fullest extent permitted by applicable law as then in effect and whether or not the Corporation would have the power to indemnify such Indemnitee against such expense, liability or loss under the Business Corporation Act. The Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VII.
Section 7.3    Indemnification Not Exclusive Right. The right of indemnification provided in this Article VII shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.
Section 7.4    Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, all portions of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, all portions of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 7.5    Amendment. No amendment of this Article VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment, it being understood that such person’s rights hereunder vest immediately upon such person assuming the position of director or officer of the Corporation. In no case shall any amendment of this Article VII occur without thirty days’ advance written notice to all Indemnitees.
ARTICLE VIII

GENERAL
Section 8.1    Financial Reports. The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to

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shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
Section 8.2    Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the Corporation in the State of Tennessee or at the office of the transfer agent or registrar, if any, in such state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when such shareholders respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.
ARTICLE IX

AMENDMENTS
An affirmative vote of a majority of the shareholders entitled to vote in the election of directors may make, alter, amend or repeal the Bylaws and may adopt new Bylaws. Except as otherwise required by law, the Charter or by the provisions of these Bylaws, the Board of Directors may also make, alter, amend or repeal the Bylaws and adopt new Bylaws, but Bylaws adopted by the Board of Directors may be altered, amended or repealed by the Corporation’s shareholders.

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